UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 11, 2016

Date of Report (Date of earliest event reported)

MAGNOLIA LANE INCOME FUND

(Exact name of registrant as specified in its charter)

Nevada	000-54379
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Grove Street

Topsfield, MA 01983

(Address of Principal Executive Offices) (Zip Code)

(978) 887-5981

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. – Entry into a Material Definitive Agreement

6 Park Street Property

On August 11, 2016, Magnolia Lane Income Fund (the “Company”) entered into a “Magnolia Lane Share Issuance Agreement” with a subsidiary, Butler Cabin, LLC. (“Butler”), in which the Company purchased from Butler the remaining ownership interest (36%) of real property located at 6 Park Street, Topsfield, MA 01983. As consideration for the purchase, the Company agreed to issue Butler 61,396 shares of common stock of the Company. The Company now owns a 100% interest in 6 Park Street, Topsfield, MA 01983.

36-42 Main Street Property

On August 11, 2016, the Company entered into a “Magnolia Lane Share Issuance Agreement" with Founders Circle Partners, LLC (“Founders”) whereby the Company purchased from Founders a 100% interest in real property located at 36-42 Main Street, Topsfield, MA 01983. As consideration for the purchase, the Company agreed to issue Founders 170,831 shares of common stock of the Company.

The above description of the Magnolia Lane Share Issuance Agreements with Butler and Founders is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions, this reference is made to such agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The foregoing securities were issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Section 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
10.1	Magnolia Lane Share Issuance Agreement, between Company and Butler Cabin, LLC, dated August 11, 2016.
10.2	Magnolia Lane Share Issuance Agreement, between Company and Founders Circle Partners, LLC, dated August 11, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA LANE INCOME FUND

Date: August 17, 2016	By:	/s/ Brian Woodland
	Name:	Brian Woodland
	Title:	President

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